ADVISORS PREFERRED TRUST

AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

APPENDIX A-1

(Effective August 30, 2016)

NAME OF FUND	ANNUAL MANAGEMENT FEE AS A PERCENT OF AVERAGE NET ASSETS OF THE FUND	COMMENCED INVESTMENT OPERATIONS
OnTrack Core Fund	2.50%	January 15, 2013

With respect to the OnTrack Core Fund only, the Trust and Adviser agree to specifically allocate the “Expenses of the Funds” (as such term is defined by Section 2 of the Amended and Restated Investment Advisory Agreement dated February 17, 2015) between the Fund and the Adviser pursuant to this Appendix A-1 as follows:

1)	Section 2.1 is amended to provide that the Adviser shall bear certain expenses of the Fund's operation.
2)	Certain “Expenses to be Paid by the Fund” under Section 2.2 shall be paid by the Adviser, including expenses described under Sections 2.2.1; 2.2.2 (with the exception of those shareholder services specifically paid by separate shareholder servicing fees approved by the Board); 2.2.3; 2.2.4; 2.2.5; 2.2.6; 2.2.7; 2.2.8; 2.2.9; 2.2.10; 2.2.11; 2.2.12; 2.2.13; 2.2.14 and 2.2.16.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date and year first above written.

ADVISORS PREFERRED TRUST

By: /s/ Kevin Wolf_________

Name: Kevin Wolf

Title: Treasurer

ADVISORS PREFERRED LLC

By: /s/ Catherine Ayers-Rigsby

Name: Catherine Ayers-Rigsby

Title: Chief Executive Officer

ADVISORS PREFERRED TRUST

AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

APPENDIX A-2

(Effective August 30, 2016)

NAME OF FUND	ANNUAL MANAGEMENT FEE AS A PERCENT OF AVERAGE NET ASSETS OF THE FUND	COMMENCED INVESTMENT OPERATIONS
The Gold Bullion Strategy Fund	0.75%	June 28, 2013
The Gold Bullion Strategy Portfolio	0.75%	July 28, 2013
Quantified Managed Income Fund	0.75%	August 1, 2013
Quantified All-Cap Equity Fund	0.75%	August 1, 2013
Quantified Market Leaders Fund	0.75%	August 1, 2013
Quantified Alternative Investment Fund	0.75%	August 1, 2013
Quantified STF Fund	1.00%	November 13, 2015
Spectrum Low Volatility Fund	2.15%	October 29, 2013
Spectrum Advisors Preferred Fund	1.50%	June 1, 2015

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date and year first above written.

ADVISORS PREFERRED TRUST

By: /s/ Kevin Wolf_________

Name: Kevin Wolf

Title: Treasurer

ADVISORS PREFERRED LLC

By: /s/ Catherine Ayers-Rigsby

Name: Catherine Ayers-Rigsby

Title: Chief Executive Officer